                 The Sponsor will provide a copy of the Declaration, the Indenture, the QUIPS Guarantee or the Common Trust Securities Guarantee (as may be appropriate) and the Indenture (including any supplemental indenture) to a Holder without charge on written request to the Sponsor at its principal place of business.

                                  EXHIBIT A-1

                 FORM OF QUARTERLY INCOME PREFERRED SECURITIES
                            FORM OF FACE OF SECURITY

                 [IF THIS QUARTERLY INCOME PREFERRED SECURITY ("QUIPS") IS A GLOBAL SECURITY, INSERT: THIS QUARTERLY INCOME PREFERRED SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS QUIPS IS EXCHANGEABLE FOR QUIPS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS QUIPS (OTHER THAN A TRANSFER OF THIS QUIPS AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.]

                 [UNLESS THIS QUIPS IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK), A NEW YORK CORPORATION, TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY QUIPS ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate Number               Number of Quarterly Income Preferred Securities

CUSIP NO.

          Certificate Evidencing Quarterly Income Preferred Securities
                                       of
                               AmerUs Capital II

__% Quarterly Income Preferred Securities (liquidation amount $1,000 per Quarterly Income Preferred Security)

AmerUs Capital II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that __________ (the "Holder") is the registered owner of _____ securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust designated the ___% Quarterly Income Preferred Securities (liquidation amount $1,000 per Quarterly Income Preferred Security) (the "QUIPS"). Subject to the terms of the Declaration (as defined below), the QUIPS are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the QUIPS represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of May __, 1998, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the QUIPS as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the QUIPS Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

                 Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the QUIPS Guarantee to the extent provided therein.

                 By acceptance, the Holder agrees to treat, for United States Federal income tax purposes, the Trust as a grantor trust, the Debentures as indebtedness and the QUIPS as evidence of indirect beneficial ownership in the Debentures.

                 IN WITNESS WHEREOF, the Trust has executed this certificate this _____ day of May, 1998.

                               AMERUS CAPITAL II



                               By:
                                  -------------------------
                               Name:
                               Title:   Administrator

                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                 This is one of the Quarterly Income Preferred Securities referred to in the within-mentioned Declaration.

Dated:
       ------------------

                                           FIRST UNION NATIONAL BANK, not in its
                                           individual capacity, but solely as
                                           Property Trustee



                                           By:
                                              ----------------------------
                                              Authorized Signatory

                          FORM OF REVERSE OF SECURITY


                 Distributions payable on each QUIPS will be fixed at a rate per annum of ___% (the "Coupon Rate") of the liquidation amount of $1,000 per QUIPS, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarterly period will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions", as used herein, includes such cash distributions and any such interest unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

                 Distributions on the QUIPS will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from May __, 1998 and will be payable quarterly in arrears, on August __, November __, February __, and May __of each year, commencing on August __, 1998, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to elect to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures (each an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period may not extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

                 Subject to the conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust.

                 The QUIPS will be subject to mandatory redemption on the Maturity Date of the Debentures as provided in the Declaration.

                 The QUIPS and the rights of the Holders shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Security to:


--------------------

--------------------

--------------------

        (Insert assignee's social security or tax identification number)


--------------------

--------------------

--------------------

                 (Insert address and zip code of assignee)

--------------------

--------------------

--------------------


and irrevocably appoints agent to transfer this Security on the books of the Trust. The agent may substitute another to act for him or her.


Date:
     --------------------------------

Signature:
          ---------------------------
(Sign exactly as your name appears on the other side of this Security)


Signature Guarantee(1):
                       -----------------------


--------------------

(1)Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

               NOTICE TO REQUIRE EXERCISE OF JUNIOR SUBORDINATED
                              DEBENTURE PUT OPTION

The undersigned holder of this Security hereby irrevocably exercises the right to require the Trust to distribute to the Put Agent Debentures having an aggregate principal amount equal to the Liquidation Amount of the number of QUIPS listed below (which number does not exceed the number evidenced hereby) in exchange for such number of QUIPS, on the Put Date indicated below in connection with the concurrent exercise by the Put Agent on behalf of the holder of this Security of the Debenture Put Option related hereto on such date. Pursuant to the aforementioned exercise of the right to require the Trust to distribute to the Put Agent Debentures in exchange for such number of QUIPS, the undersigned hereby directs the Property Trustee to take any actions necessary to effect the exchange of such number of QUIPS for such principal amount of Debentures.

Date:
     --------------------

Put Date (check one)


         Stock Purchase Date
-----
         Final Put Date
-----

Number of QUIPS (not to exceed number of QUIPS evidenced hereby)


Signature:
          ---------------------------
(Sign exactly as your name appears on the other side of this Security)

Please Print or Type Name and Address,
Including Zip Code, and Social Security
or Other Identifying Number


--------------------

--------------------

--------------------


Signature Guarantee(1):
                       --------------------------

--------------------

     (1)Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.